UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
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(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Previously, Comerica Incorporated (“Comerica”) reported that John D. Buchanan will be departing Comerica as of June 6, 2022. Prior to his upcoming departure date, as Mr. Buchanan continues in his role as Executive Vice President, Mr. Buchanan will generally continue to be paid and be eligible to participate in the health, welfare benefit and retirement plans of Comerica on the same basis as before. Comerica appreciates Mr. Buchanan’s helpful assistance in this transition. Curtis C. Farmer, President and Chief Executive Officer of Comerica, commented, “I would like to thank Mr. Buchanan for his leadership. We are grateful for the many valuable contributions made by Mr. Buchanan during his many years of service with Comerica.”

In connection with Mr. Buchanan’s upcoming departure, on May 12, 2022, Comerica and Mr. Buchanan entered into a restrictive covenants and general release agreement (the “Separation Agreement”) under which Mr. Buchanan has provided a general release of claims in favor of Comerica and its affiliates and agrees to be bound by certain restrictive covenants (including two-year non-solicitation restrictions that will prohibit him from soliciting the customers and employees of Comerica) without the consent of Comerica. The Separation Agreement specifies that Mr. Buchanan’s employment will terminate June 6, 2022 (the “Separation Date”) and that he will return all property of Comerica and its subsidiaries and affiliates on or prior to the Separation Date. The Separation Agreement also includes general non-disparagement and cooperation provisions and provides that Mr. Buchanan will not use, commercialize or disclose Comerica’s confidential information to any person or entity, except to such individuals as approved by Comerica in writing prior to any such disclosure or as otherwise required by law. In exchange for the general release and other covenants contained in the Separation Agreement, Comerica will pay Mr. Buchanan a lump sum cash payment of approximately $2.5 million within 30 days of the Separation Date.

The Separation Agreement also contains other general terms relating to post-employment COBRA benefits paid by Comerica; reimbursement of reasonable and documented business expenses incurred on or before the Separation Date and compensation for any accrued but unused paid time off days as of the Separation Date, both in accordance with the terms of Comerica’s policies; and indemnification pursuant to Comerica’s bylaws. Mr. Buchanan will not be eligible to receive a share of any applicable incentive payment pursuant to the Comerica 2016 Amended and Restated Management Incentive Plan with respect to performance periods ending December 31, 2022 or thereafter. In accordance with the terms of Comerica’s long-term equity incentive plans, all unvested equity awards granted to Mr. Buchanan will be forfeited.

This summary of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, a copy of which is being filed herewith as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits
10.1    Restrictive Covenants and General Release Agreement by and between John D. Buchanan and Comerica Incorporated dated May 12, 2022
104     The cover page from Comerica's Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ Nicole V. Gersch
Name:    Nicole V. Gersch
Title:    Senior Vice President and
Interim Corporate Secretary

Date: May 17, 2022